Exhibit 5.1

                                                    April 18, 2023

Spree Acquisition Corp. 1 Limited

1922 Wildwood Place NE

Atlanta, GA 30324

Re: Spree Acquisition Corp. 1 Limited Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. On October 29, 2022, the Company entered into a Business Combination Agreement, which was amended by Amendment No. 1 to the Business Combination Agreement, dated as of January 25, 2023 (as may be further amended from time to time, the “Business Combination Agreement”) with WHC Worldwide, LLC, a Missouri limited liability company. In connection with the consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), the Company will change its jurisdiction of registration by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

In connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Cayman Islands Companies Act (2021 Revision) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing an application to deregister with the Cayman Islands Registrar of Companies and by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a certificate of incorporation (the “Certificate of Incorporation”), in each case in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is expected to be effectuated on the business day prior to the consummation of the Business Combination and is subject to the approval of the shareholders of the Company. We herein refer to the Company following effectiveness of the Domestication as WHC Worldwide, Inc. (“New WHC”).

On the effective date of the Domestication, the Company’s currently issued and outstanding Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”) will automatically convert, on a one-for-one basis, into shares of Class A common stock, par value $0.0001 per share, of New WHC (“New WHC Class A common stock”) and the Company’s currently issued and outstanding Class B ordinary shares, par value $0.0001 per share, will automatically convert, on a one-for-one basis, into shares of New WHC Class A common stock. Similarly, all of the Company’s outstanding warrants will become warrants to acquire the corresponding shares of New WHC Class A common stock and no other changes will be made to the terms of any outstanding warrants as a result of the Domestication. The Business Combination is subject to satisfaction or waiver of a number of conditions, including, among others, approval and adoption of the Business Combination Agreement by the Company’s shareholders as well as completion of the Domestication.

The Registration Statement relates to the registration under the Securities Act of (i) 25,945,715 shares of New WHC Class A common stock, (ii) 10,472,857 warrants to purchase shares of New WHC Class A common stock (the “Warrants”) and (iii) 10,472,857 shares of New WHC Class A common stock issuable upon exercise of Warrants.

Greenberg Traurig, LLP | Attorneys at Law One Vanderbilt Avenue | New York, New York 10017 | T +1 212.801.9200 | F +1 212.801.6400
www.gtlaw.com

Spree Acquisition Corp. 1 Limited

April 18, 2023

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Business Combination Agreement;

3. the form of Certificate of Domestication of the Company;

4. the form of Certificate of Incorporation of New WHC;

5. the form of bylaws of New WHC; and

6. the Warrant Agreement, dated as of December 15, 2021, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”).

In addition, we have examined originals or copies of such corporate records of the Company that we have considered appropriate; resolutions of the board of directors of the Company relating to, among other things, the Registration Statement, the Business Combination and the Domestication, certified by the Company; and such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as electronic, certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL. We have further assumed that, before the issuance of the New WHC Class A common stock, the conditions to consummating the transactions contemplated by the Business Combination Agreement, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL, will have been satisfied or duly waived.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Business Combination Agreement and the Domestication; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

Greenberg Traurig, LLP | Attorneys at Law
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Spree Acquisition Corp. 1 Limited

April 18, 2023

2. The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

3. Each Class A ordinary share outstanding immediately prior to the effectiveness of the Domestication was duly authorized, validly issued, fully paid and non-assessable under the laws of the Cayman Islands and has been entered in the register of members (shareholders).

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. Upon the filing of the Certificate of Domestication simultaneously with the Certificate of Incorporation with the DE Secretary of State, the New WHC Class A common stock will have been duly authorized by all necessary corporate action on the part of the Company and, upon the automatic conversion, on a one-for-one basis, of the Class A ordinary shares into New WHC Class A common stock, the New WHC Class A common stock will be validly issued, fully paid and non-assessable.

2. Upon effectiveness of the Domestication, each Warrant will be a valid and binding obligation of New WHC, enforceable against New WHC in accordance with its terms, except that the enforceability of the Warrants may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3. Upon effectiveness of the Domestication, the shares of New WHC Class A common stock underlying the Warrants will have been duly authorized for issuance and, subject to the full payment of the exercise price therefor, when duly issued and delivered upon exercise of the Warrants in accordance with the terms and conditions set forth in the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com